EXHIBIT 99.2

Hexcel Corporation and Subsidiaries
Net Sales by Segment and Market
For the Quarters Ended June 30, 2023 and 2022, March 31, 2023 and 2022
and the Six-Months Ended June 30, 2023 and 2022

	Unaudited
	Commercial	Space &
(In millions)	Aerospace	Defense	Industrial	Total

Second Quarter 2023
Composite Materials	$228.9	$97.9	$51.7	$378.5
Engineered Products	35.4	39.6	0.8	75.8
Total	$264.3	$137.5	$52.5	$454.3
	58%	30%	12%	100%
First Quarter 2023
Composite Materials	$243.2	$88.8	$46.2	$378.2
Engineered Products	41.3	37.4	0.8	79.5
Total	$284.5	$126.2	$47.0	$457.7
	62%	28%	10%	100%

Second Quarter 2022
Composite Materials	$192.0	$73.9	$52.2	$318.1
Engineered Products	35.6	38.0	1.3	74.9
Total	$227.6	$111.9	$53.5	$393.0
	58%	28%	14%	100%

First Quarter 2022
Composite Materials	$184.8	$76.6	$52.4	$313.8
Engineered Products	34.1	41.6	1.1	76.8
Total	$218.9	$118.2	$53.5	$390.6
	56%	30%	14%	100%

Year to date June 30, 2023
Composite Materials	$472.1	$186.7	$97.9	$756.7
Engineered Products	76.7	77.0	1.6	155.3
Total	$548.8	$263.7	$99.5	$912.0
	60%	29%	11%	100%

Year to date June 30, 2022
Composite Materials	$376.8	$150.5	$104.6	$631.9
Engineered Products	69.7	79.6	2.4	151.7
Total	$446.5	$230.1	$107.0	$783.6
	57%	29%	14%	100%